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                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Endocare, Inc.:


We consent to the use of our report dated February 10, 2000, incorporated herein by reference in the Registration Statement on Form S-8 of Endocare, Inc., relating to the consolidated balance sheets of Endocare, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule.



/s/ KPMG LLP
-------------------------
    KPMG LLP


Costa Mesa, California
December 21, 2000